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                                                                      Exhibit 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                               THE ANDERSONS, INC.


     (In thousands, except for ratio)                                     Year ended December 31
                                            2002                2001               2000               1999              1998
                                        ---------------------------------------------------------------------------------------
Computation of earnings
  Income before income taxes               $ 19,834           $ 11,931           $ 14,364           $ 11,959          $ 13,006
  Add:
    Interest expense on indebtedness          9,812             11,570             11,829              9,517             8,954
    Interest portion of rent expense          3,627              3,587              3,620              3,654             4,468
                                        ---------------------------------------------------------------------------------------
  Earnings                                 $ 33,273           $ 27,088           $ 29,813           $ 25,130          $ 26,428
                                        =======================================================================================

Computation of fixed charges
  Interest expense on indebtedness          $ 9,812           $ 11,570           $ 11,829            $ 9,517           $ 8,954
  Interest portion of rent expense            3,627              3,587              3,620              3,654             4,468
                                        ---------------------------------------------------------------------------------------
  fixed charges                            $ 13,439           $ 15,157           $ 15,449           $ 13,171          $ 13,422
                                        =======================================================================================

Ratio of earnings to fixed charges             2.48               1.79               1.93               1.91              1.97
                                        =======================================================================================

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